UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 11, 2004

Date of Report (Date of Earliest Event Reported)

TRIKON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26482	95-4054321

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Ringland Way, Newport, South Wales NP18 2TA,

United Kingdom

(Address of principal executive offices)

44-1633-414-000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 10, 2004, Trikon Technologies, Inc. (“Trikon”) issued a press release announcing the departure of Jihad Kiwan as Trikon’s President and Chief Executive Officer. In addition, pursuant to the terms of his employment agreement, Dr. Kiwan resigned from Trikon’s Board of Directors effective March 10, 2004. Trikon also stated that John Macneil, Trikon’s Chief Technology Officer, will serve as Trikon’s interim Chief Executive Officer. A copy of Trikon’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

The following exhibit is furnished as a part of this report:

99.1	Press release announcing the departure of Jihad Kiwan as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2004	TRIKON TECHNOLOGIES, INC.

	By:	/s/ William J. Chappell

William J. Chappell Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 10, 2004